As filed with the Securities and Exchange Commission on August 2, 2005

                                                     Registration No. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                           --------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       TTI TEAM TELECOM INTERNATIONAL LTD.
             (Exact name of Registrant as specified in its charter)

                ISRAEL                                   NOT APPLICABLE
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)

          7 MARTIN GEHL STREET                                49512
              KIRYAT ARYEH,                                 (Zip Code)
         PETACH TIKVA, ISRAEL

(Address of Principal Executive Offices)

       TTI TEAM TELECOM INTERNATIONAL LTD. 2004 EMPLOYEE SHARE OPTION PLAN
                            (Full title of the plan)

                            --------------------------

                       TTI TEAM TELECOM INTERNATIONAL INC.
                         600 HARBOR BOULEVARD, UNIT 1205
                           WEEHAWKEN, NEW JERSEY 07087
                               TEL: (201) 795-3883
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
ASHOK J. CHANDRASEKHAR, ADV.                            MARK S. SELINGER, ESQ.
 GOLDFARB, LEVY, ERAN & CO.                           MCDERMOTT WILL & EMERY LLP
     2 WEIZMANN STREET                                   50 ROCKEFELLER PLAZA
   TEL AVIV 64239, ISRAEL                              NEW YORK, NEW YORK 10020
    TEL: 972-3-608-9999                                  TEL: (212) 547-5438
    FAX: 972-3-608-9909                                  FAX: (212) 547-5444

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
 TITLE OF SECURITIES TO BE         AMOUNT TO BE             PROPOSED MAXIMUM           PROPOSED MAXIMUM             AMOUNT OF
        REGISTERED                REGISTERED (1)        OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares,  par value             925,000               $2.95 (2)                $2,728,750 (2)               $ 321.17
NIS 0.5 per share
---------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares,  par value              75,000               $3.00 (3)                $  225,000 (3)               $  26.48
NIS 0.5 per share
---------------------------------------------------------------------------------------------------------------------------------
Total                                 1,000,000                     N/A                $2,805,750                   $ 347.65
---------------------------------------------------------------------------------------------------------------------------------

(1) The 1,000,000 Ordinary Shares being registered hereunder are reserved for issuance pursuant to the TTI Team Telecom International Ltd. 2004 Employee Share Option Plan (the "2004 Plan"), of which 75,000 Ordinary Shares are reserved for issuance pursuant to options previously granted under the 2004 Plan. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover an indeterminate number of Ordinary Shares which may become issuable pursuant to the 2004 Plan by reason of any stock dividend, stock split, recapitalization or other similar change in the Ordinary Shares.

(2) Estimated in accordance with Rules 457(h)(1) and 457(c) promulgated under the Securities Act, solely for the purpose of calculating the registration fee, based on $2.79, the average of the high and low prices of the Ordinary Shares as reported on the Nasdaq National Market on July 26, 2005, a date within 5 business days prior to the filing of this registration statement.

(3) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the exercise price of the applicable options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by TTI Team Telecom International Ltd. ("TTI" or "we"), an Israeli company, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act), are incorporated by reference herein and shall be deemed to be a part hereof:

          1. TTI's Annual Report on Form 20-F for the fiscal year ended December 31, 2004, filed with the Commission on May 24, 2005 (File No. 000-28986).

          2. TTI's Reports of Foreign Private Issuer on Form 6-K filed with the Commission on May 31, 2005 (File No. 000-28986), on June 20, 2005 (only Exhibit 2 to such Report) (File No. 000-28986) and on July 12, 2005 (File No. 000-28986).

          3. The description of TTI's Ordinary Shares, par value NIS 0.5 per share, contained in TTI's Registration Statement on Form 8-A filed with the Commission on November 15, 1996 (File No. 000-28986), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents and reports filed by TTI with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and, to the extent designated therein, Reports on Form 6-K furnished by TTI to the Commission, in each case, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


EXCULPATION OF OFFICE HOLDERS

TTI is incorporated under the laws of the State of Israel. Under the Israeli Companies Law, 5759 - 1999 (the "Companies Law"), an Israeli company may not exempt an office holder from liability with respect to a breach of his duty of loyalty, but may exempt in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care (except in connection with distributions), provided that the articles of association of the company allow it to do so. Our articles of association allow us to exempt our office holders to the fullest extent permitted by law.

INSURANCE OF OFFICE HOLDERS

Our articles of association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders with respect to an act performed in his capacity of an office holder, for:

     o    a breach of his duty of care to us or to another person;

     o a breach of his fiduciary duty to us, provided that the office holder acted in good faith and had reasonable cause to assume that his act would not prejudice our interests; or

     o    a financial liability imposed upon him in favor of another person.

INDEMNIFICATION OF OFFICE HOLDERS

Under the Companies Law, we may indemnify an office holder with respect to an act performed in his capacity as an office holder against:

     o a financial liability imposed on him in favor of another person by any judgement, including a settlement or an arbitration award approved by a court; such indemnification may be approved (i) after the liability has been incurred or (ii) in advance, provided that our undertaking to indemnify is limited to events that our board of directors believes are foreseeable in light of our actual operations at the time of providing the undertaking and to a sum or criterion that our board of directors determines to be reasonable under the circumstances;

     o reasonable litigation expenses, including attorney's fees, expended by the office holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either (A) concluded without the imposition of any financial liability in lieu of criminal proceedings or (B) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent; and

     o reasonable litigation expenses, including attorney's fees, expended by the office holder or charged to him by a court, in proceedings we institute against him or instituted on our behalf or by another person, a criminal indictment from which he was acquitted, or a criminal indictment in which he was convicted for a criminal offense that does not require proof of criminal intent.


LIMITATIONS ON EXCULPATION, INSURANCE AND INDEMNIFICATION

The Companies Law provides that a company may not exculpate or indemnify an office holder nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any of the following:

     o a breach by the office holder of his duty of loyalty, unless, with respect to insurance coverage or indemnification, the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company's interest;

     o a breach by the office holder of his duty of care if the breach was done intentionally or recklessly;

     o any act or omission done with the intent to derive an illegal personal benefit; or

     o    any fine levied against the office holder.

In addition, under the Companies Law, indemnification of, and procurement of insurance coverage for, our office holders must be approved by our audit committee and board of directors and, if the beneficiary is a director, by our shareholders.

We have agreed to indemnify our office holders to the fullest extent permitted under Israeli law, but up to a maximum aggregate amount for all indemnified office holders equal to 25% of our total shareholders' equity at the time of actual indemnification. We currently maintain directors and officers liability insurance for the benefit of our office holders.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT NO.  DESCRIPTION
-----------  -----------

4.1  Memorandum of Association of TTI, as amended through December 29, 2004. (1)

4.2  Articles of Association of TTI, as amended through December 29, 2004. (2)

4.3  TTI Team Telecom International Ltd. 2004 Employee Share Option Plan. (3)

5.1 Opinion of Goldfarb, Levy, Eran & Co. with respect to the legality of the securities being registered.

23.1 Consent of Kost, Forer, Gabbay & Kasierer.

23.2 Consent of Goldfarb, Levy, Eran & Co. (included in Exhibit 5. 1).

24.1 Power of Attorney (included on the signature page to this Registration Statement).

----------

(1) Incorporated herein by reference to Exhibit 1.2 of the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2004, filed with the Commission on May 24, 2005 (File No. 000-28986).

(2) Incorporated herein by reference to Exhibit 1.1 of the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2004, filed with the Commission on May 24, 2005 (File No. 000-28986).

(3) Incorporated herein by reference to Exhibit 4.8 of the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2004, filed with the Commission on May 24, 2005 (File No. 000-28986).



ITEM 9. UNDERTAKINGS.

A.   The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, State of Israel, on the 2nd day of August, 2005.

                                             TTI TEAM TELECOM INTERNATIONAL LTD.

                                             By: /S/ Israel (Eli) Ofer
                                             -------------------------
                                             Israel (Eli) Ofer
                                             Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Meir Lipshes and Israel (Eli) Ofer, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below:

SIGNATURE                            TITLE                             DATE
---------                            -----                             ----

/S/ Meir Lipshes       Chairman of the Board of Directors         August 2, 2005
----------------       and acting Chief Executive Officer
Meir Lipshes

/S/ Israel (Eli) Ofer  Chief Financial Officer (Principal         August 2, 2005
---------------------  Financial and Accounting Officer)
Israel (Eli) Ofer

/S/ Meir Dvir          Director                                   August 2, 2005
-------------
Meir Dvir

/S/ Rami Zivoni        Director                                   August 2, 2005
-------------
Rami Zivony

/S/ Doron Zinger       Director                                   August 2, 2005
-------------
Doron Zinger

/S/ Ilan Toker         Director                                   August 2, 2005
-------------
Ilan Toker

/S/ Lior Bregman       Director                                   August 2, 2005
-------------
Lior Bregman

AUTHORIZED REPRESENTATIVE IN THE
UNITED STATES:

TTI Team Telecom International Inc.                               August 2, 2005

/S/ Yuval Rindsberger
---------------------
Yuval Rindsberger
Controller

                                  EXHIBIT INDEX



EXHIBIT NO.  DESCRIPTION
-----------  -----------

4.1  Memorandum of Association of TTI, as amended through December 29, 2004. (1)

4.2  Articles of Association of TTI, as amended through December 29, 2004. (2)

4.3  TTI Team Telecom International Ltd. 2004 Employee Share Option Plan. (3)

5.1 Opinion of Goldfarb, Levy, Eran & Co. with respect to the legality of the securities being registered.

23.1 Consent of Kost, Forer, Gabbay & Kasierer.

23.2 Consent of Goldfarb, Levy, Eran & Co. (included in Exhibit 5. 1).

24.1 Power of Attorney (included on the signature page to this Registration Statement).

----------

(1) Incorporated herein by reference to Exhibit 1.2 of the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2004, filed with the Commission on May 24, 2005 (File No. 000-28986).

(2) Incorporated herein by reference to Exhibit 1.1 of the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2004, filed with the Commission on May 24, 2005 (File No. 000-28986).

(3) Incorporated herein by reference to Exhibit 4.8 of the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2004, filed with the Commission on May 24, 2005 (File No. 000-28986).